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                                                                     EXHIBIT 4.2


                                                                  Execution Copy


                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 4, 2005 (this "Amendment"), is among Tecumseh Products Company, a Michigan corporation (the "Borrower"), the Lenders party hereto and JPMorgan Chase Bank, N.A., as agent for the Lenders (in such capacity, the "Agent").


                                     RECITAL


         The Borrower, the Lenders party thereto and the Agent are parties to a Credit Agreement dated as of December 21, 2004, as modified by a waiver letter dated June 30, 2005 and a First Amendment dated August 5, 2005 (the "Credit Agreement"). The Borrower and the Guarantors desire to amend the Credit Agreement and the Agent and the Lenders are willing to do so in accordance with the terms hereof.


                                      TERMS


         In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:



                                   ARTICLE 1.
                                   AMENDMENTS


         The Credit Agreement shall be amended as follows:


         1.1 The following definitions are added to the Credit Agreement in appropriate alphabetical order:


         "Second Amendment" means the Second Amendment to this Agreement dated as of the Second Amendment Effective Date.


         "Second Amendment Effective Date" shall mean November 4, 2005.


         1.2 The following definition in the Credit Agreement is restated as follows:


         "Second Amendment Financial Certificate" means a separate certificate delivered by the Borrower to the Lenders dated the Second Amendment Effective Date and identified as the "Second Amendment Financial Certificate", together with any Supplemental Projections delivered under this Agreement.


         1.3 All references in the Credit Agreement to "First Amendment Financial Certificate" shall be deleted and "Second Amendment Financial Certificate" shall be substituted in each place thereof.


         1.4 Section 2.2(ii) is amended by deleting reference therein to "$15,000,000" and substituting "$7,500,000" in place thereof.


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         1.5      Section 5.5 is restated as follows:


         5.5. Material Adverse Change. Since the date of the financial statements of the Borrower filed with the Securities and Exchange Commission with the Borrower's Quarterly Report on Form 10-Q for the period ended June 30, 2005 (the "Second Quarter 2005 Financial Statements"), there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which, except for an approximate $25,000,000 reduction in profits and assets resulting from the establishment by the Company, during the fiscal quarter ended September 30, 2005, of a valuation allowance against deferred tax assets, as contemplated in footnote 11 to the Second Quarter 2005 Financial Statements, could reasonably be expected to have a Material Adverse Effect, except as disclosed in the SEC Reports.


         1.6      Section 6.1(ii) is restated as follows:


                  (ii) For each of the first three quarterly periods of each of its fiscal years, upon the earlier of the date 40 days after the close of each such quarterly period and the date the Company files its quarterly report on Form 10-Q with the Securities and Exchange Commission for such quarterly period, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.


         1.7 Section 6.1(x) is hereby amended by adding the following proviso to the end of such Section:


                  "; provided, however that such reporting package shall also contain a calculation in reasonable detail of Consolidated EBITDA for the period of 12 fiscal months of the Borrower ending on the last day of such fiscal month and for the period beginning on the first day of the then current fiscal year of the Borrower and ending on the last day of such fiscal month"


         1.8      Section 6.13(vi) is restated as follows:


         (vi) Other leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this clause (vi) shall be less than: (a) in the 2005 or 2006 fiscal year of the Borrower, $7,500,000 in the aggregate for each such fiscal year, based on the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from the lease, sale or other disposition of such Property,
                  (b) in any fiscal year of the Borrower thereafter, 15% of the consolidated assets of the Borrower and its Subsidiaries or Property which is responsible for more than 15% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as of the end of the immediately preceding fiscal year, and (c) cumulatively after the date hereof, 30% of the consolidated assets of the Borrower and its Subsidiaries or Property which is responsible for more than 30% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as of the end


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                  of the most recent fiscal quarter ending prior to the date hereof, provided that, immediately before and after any such transaction, no Default or Unmatured Default shall exist or shall have occurred and be continuing. Notwithstanding the foregoing, and in addition to any other restrictions contained herein, the Borrower will not, nor will permit its Subsidiary to lease, sell or otherwise dispose of its Property to any other person if such lease, sale or other disposition is not permitted by the 2003 Senior Note Documents.


         1.9      Section 6.19.2 is restated as follows:


                           6.19.2. Leverage Ratio. The Borrower will not permit the Leverage Ratio to be greater than 3.0:1.0 at any time on or after March 31, 2007.


         1.10 Section 6.19.6 is amended by deleting reference therein to "December 31, 2006" and substituting "March 30, 2007" in place thereof.


         1.11 Sections 6.21 and 6.22 added pursuant to the First Amendment and inadvertently designated as Sections 6.20 and 6.21 are re-designated as Sections 6.21 and 6.22, respectively, and such Section 6.22 is restated as follows:

                  6.22 Optional Payments and Modification of Debt. The Borrower will not, nor will it permit any Subsidiary to, (i) make any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment, repurchase (including without limitation any offer to repurchase) or other optional redemption of any 2003 Senior Note Debt or IRB Debt, unless, concurrently therewith, all other Secured Obligations are paid in full, (ii) enter into any agreement restricting the ability of the Borrower and its Subsidiaries to amend or modify any Loan Document, (iii) enter into any agreement or arrangement requiring any defeasance of any kind of any 2003 Senior Note Debt or IRB Debt or (iv) pay or agree to pay any fee, interest or other compensation or consideration (other than as required under the 2003 Senior Note Documents and IRB Documents delivered to the Lenders prior to the First Amendment Effective Date and under Amendment No. 3 to the 2003 Note Purchase Agreement delivered to the Lenders pursuant to Section 3.3 of the Second Amendment (which means that any fees in the documents delivered to the Agent and the Lenders under Section 3.3 of the Second Amendment are permitted to be paid, which the Agent and the Lenders understand to be the fees payable to Bingham McCutchen LLP and Conway, Del Genio, Gries & Co., LLC agreed to by the Borrower and the fee payable on March 31, 2006 under Section 7(b) of such Amendment No.
3) to any purchaser or other holder of the 2003 Senior Note Debt or IRB Debt.



                                   ARTICLE 2.
                                 REPRESENTATIONS


         The Borrower represents and warrants to the Agent and the Lenders that:


         2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized by the Borrower and are not in contravention of any Requirement of Law. This Amendment is the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with the terms thereof, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.


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         2.2      After giving effect to the amendments and waiver herein
contained and the amendment to the 2003 Note Purchase Agreement delivered under
Section 3.3 below and previously received waiver to the IRB Documents dated August 5, 2005, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and no Default or Unmatured Default exists or has occurred and is continuing on the date hereof.


         2.3 Complete and correct copies of Amendment No. 3 to 2003 Note Purchase Agreement and all agreements and documents executed in connection therewith have been delivered to the Lenders and such amendment and other agreements and documents are being executed simultaneously herewith, and neither the Borrower nor any Subsidiary thereof has paid (or promised to pay) any amendment fee or any other direct or indirect compensation to any party to the 2003 Note Purchase Documents or the IRB Documents or any of their respective Affiliates, attorneys, agents, consultants or other representatives (other than as set forth in such amendment and other agreements and documents, which means that any fees in the documents delivered to the Agent and the Lenders under
Section 3.3 below are permitted to be paid, which the Agent and the Lenders understand to be the fees payable to Bingham McCutchen LLP and Conway, Del Genio, Gries & Co., LLC agreed to by the Borrower and the fee payable on March 31, 2006 under Section 7(b) of such Amendment No. 3) or to any other creditor of the Borrower or any Subsidiary in connection with the transactions contemplated thereby. No amendment, waiver or other modification is being made to the IRB Documents as of the date hereof and there is no default under the IRB Documents, provided that the Borrower represents that the IRB Documents will be amended to conform certain terms thereof to the Credit Agreement but no other material amendments to the IRB Documents will be made.


         2.4 All Subsidiaries that are Guarantors (per the definition of Guarantor) have duly executed and delivered a Guaranty and are parties to the Consent and Agreement attached hereto.



                                   ARTICLE 3.
                              CONDITIONS PRECEDENT.


                  This Amendment shall become effective as of the date hereof, provided that each of the following has been satisfied:


         3.1 This Amendment shall be signed by the Borrower, the Agent and the Required Lenders.


         3.2 Each Guarantor shall have executed the Consent and Agreement attached hereto.


         3.3 The Lenders shall have received an amendment to the 2003 Note Purchase Agreement and all agreements and documents executed in connection therewith, and all such amendments and waivers and other agreements and documents shall be executed simultaneously herewith and shall be satisfactory to the Required Lenders.


         3.4 The Lenders shall have received the Second Amendment Financial Certificate, and such Second Amendment Financial Certificate shall be satisfactory to the Required Lenders.


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         3.5      The Borrower and the Guarantors shall have executed and
delivered such other agreements and instruments, and satisfied such other conditions in connection with this Amendment as required by the Agent, including but not limited to certificates, financial statements and projections and opinions of counsel acceptable to the Agent.



                                   ARTICLE 4.
                                     WAIVER.


         The Lenders hereby waive (a) any Default as a result of the non-compliance with Section 6.19.5 of the Credit Agreement for the fiscal quarter ending September 30, 2005, (but do not waive compliance with such Section 6.19.5 for any other fiscal quarter) and (b) any Default as a result of the non-compliance with Section 6.19.2 of the Credit Agreement at any time on or prior to the date hereof. The Lenders do not waive any other Default or Unmatured Default.



                                   ARTICLE 5.
                                 MISCELLANEOUS.


         5.1 References in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.


         5.2 The Borrower agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.


         5.3 The Borrower acknowledges and agrees that the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Loan Documents and all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Documents. The Borrower represents and warrants that it is not aware of, and hereby waives, any claims or causes of action against the Agent or any Lender, any participant lender or any of their successors or assigns.


         5.4 Except as expressly amended hereby, the Borrower agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any Loan Document or any transactions in connection therewith. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         5.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be enforceable as originals.


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         IN WITNESS WHEREOF, the parties signing this Amendment have caused this
Amendment to be executed, delivered and effective as of the day and year first above written.


                                   TECUMSEH PRODUCTS COMPANY



                                   By: /s/ James S. Nicholson
                                   Title: Vice President, Treasurer & CFO


                                   JPMORGAN CHASE BANK, N.A., as a Lender and as Agent and LC Issuer



                                   By: /s/ Mike Kelly
                                   Title: Vice President


                                   COMERICA BANK, as a Lender and as Syndication Agent



                                   By: /s/ (not readable)
                                   Title: Account Officer

                                   FIFTH THIRD BANK



                                   By: /s/ (not readable)
                                   Title: Executive Vice President


                                   THE NORTHERN TRUST COMPANY



                                   By: /s/ (not readable)
                                   Title: Vice President


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                              CONSENT AND AGREEMENT


         As of the date and year first above written, each of the undersigned hereby:


         (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby, and agrees to all terms and provisions of the above letter applicable to it;


         (b) agrees that its Guaranty and all other Loan Documents executed by the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent and/or the Lenders (collectively, the "Documents") are hereby ratified and confirmed and shall remain in full force and effect, and the undersigned acknowledges that it has no setoff, counterclaim, defense or other claim or dispute with respect to any Document or any transactions in connection therewith; and


         (c) acknowledges that it is in its interest and to its financial benefit to execute this consent and agreement.


                                   M.P. PUMPS, INC.
                                   TECUMSEH INVESTMENTS INC.
                                   TECUMSEH COMPRESSOR COMPANY
                                   LITTLE GIANT PUMP COMPANY
                                   DOUGLAS HOLDINGS, INC.
                                   TECUMSEH POWER COMPANY
                                   FASCO INDUSTRIES, INC.
                                   CONVERGENT TECHNOLOGIES
                                      INTERNATIONAL, INC.
                                   EVERGY, INC.
                                   TECUMSEH DO BRASIL USA, LLC
                                   TECUMSEH PUMP COMPANY
                                   TECUMSEH CANADA HOLDING COMPANY
                                   VON WEISE GEAR COMPANY
                                   MANUFACTURING DATA SYSTEMS, INC.



                                   By:
                                      ------------------------------------------
                                          James. Nicholson
                                   Their: Vice President and Treasurer

                                   EUROMOTOR, INC.



                                   By:
                                      ------------------------------------------
                                          James. Nicholson
                                   Its: Vice President and Treasurer


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